EXHIBIT 10.2
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                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Third Amendment to Amended and Restated Credit Agreement ("Amendment") is made and entered into as of December 21, 2001, among WESTCOAST HOSPITALITY, LIMITED PARTNERSHIP, a Delaware limited partnership, formerly known as Cavanaughs Hospitality Limited Partnership (the "Borrower"), the several financial institutions that are party to this Amendment (collectively, the "Lenders"; individually, a "Lender"), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Agent").

                                    RECITALS:

         A. On December 29, 1999, the Borrower, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement (together with all amendments, supplements, exhibits, and modifications thereto, the "Credit Agreement") whereby the Lenders agreed to extend certain credit facilities to the Borrower. The Borrower, the Lenders and the Agent have entered into two amendments to the Credit Agreement.

         B. WHC has entered into that certain Purchase Agreement with Doubletree Corporation and Hilton Hotels Corporation dated as of December 21, 2001 (the "Red Lion Purchase Agreement"), whereby WHC has agreed to acquire all of the issued and outstanding capital stock of Red Lion Hotels, Inc. (the "Red Lion Stock Purchase").

         C. The Borrower has requested the Lenders to consent to the Red Lion Stock Purchase and to amend certain provisions of the Credit Agreement in order to permit WHC to consummate the Red Lion Stock Purchase.

         D. The purpose of this Amendment is to set forth the terms and conditions under which the Lenders will agree to the Borrower's requests.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I.   AMENDMENT

         The Credit Agreement, as well as all of the other Loan Documents, are hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.
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ARTICLE II.  DEFINITIONS

         2.1   DEFINED TERMS

         As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein or as the context otherwise requires.

         2.2   AMENDED DEFINED TERMS

         Section 1.1 of the Credit Agreement is hereby amended to add or modify (as the case may be) the following defined terms:

         "Borrowing Base" means, on each day that any Loans are outstanding or any day that there is any Letter of Credit Usage, an amount equal to the lesser of (a) 60% of the Collateral Pool Value or (b) the Implied Debt Service Coverage Cap.

         "Collateral Documents" means, collectively, (a) the Security Agreements, the Deeds of Trust, and all other security agreements, pledge agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Borrower, WHC or any Subsidiary and the Lenders or the Agent for the benefit of the Lenders now, heretofore or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower, WHC or any Subsidiary as debtor in favor of the Lenders or the Agent for the benefit of the Lenders as secured party, and (b) any amendments, supplements, modifications, renewals, restatements, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Collateral Pool Value" means the sum of the Approved Appraised Values of all Eligible Real Property from time to time.

         "Commitment" means $70,000,000 less the aggregate amount of mandatory prepayments made in accordance with Section 2.6, excluding any prepayments made as a result of the Morgan Refinancing and any of the Subsequent Refinancings.

         "Deed of Trust" means a deed of trust or mortgage executed by the Borrower, WHC or a Subsidiary approved by the Agent in favor of the Agent as agent for the Lenders pursuant to Section 5.3, in a form approved by the Agent, as well as all amendments to the foregoing, whether any such deed of trust, mortgage or amendment thereto was executed pursuant to the Initial Credit Agreement or pursuant to this Agreement. The Deeds of Trust shall be in the form designated by the Agent.

         "EBITDA" means, with respect to WHC and its Subsidiaries for any applicable period, Adjusted Net Income for such period, plus, to the extent deducted in determining Adjusted Net Income for such period, the aggregate amount of (a) Interest Expense, (b) federal, state, local and foreign income taxes and (c) depletion, depreciation and amortization of tangible and intangible assets. In the event that the Borrower has consummated any Acquisition during the applicable period, "EBITDA" shall include the EBITDA from the Person acquired (or the portion thereof allocable to the portion of the Person acquired) for such period, provided that the Borrower has delivered to the Agent documentation deemed adequate by the Agent to verify such EBITDA, as well as a Compliance Certificate on a pro forma basis and pro forma financial statements on a consolidating basis approved by the Agent. Subject to approval of the Required Lenders confirmed in writing by the Agent, any such pro forma Compliance Certificate and pro forma financial statements may exclude expenses of the acquired Person that will terminate upon completion of the Acquisition, and shall include expenses that would have been incurred during the applicable period. An example of such an expense that may be excluded is the franchise fee under a franchise agreement that will be terminated upon completion of the Acquisition.

         "Eligible Real Property" means each parcel of real property and related improvements (a) that has been approved by the Agent in writing in its sole discretion, (b) the fee title interest of which is owned by WHC or a Subsidiary approved by the Agent (provided that in connection with the parcel or real property located in Hillsboro, Washington County, Oregon , the Borrower's interest in the property may be a leasehold interest provided that the Agent receives a landlord's consent in a form acceptable to the Agent), (c) that is fully developed and improved and with respect to which there has been issued a certificate of occupancy, (d) in which the Agent, for the benefit of the Lenders, holds a first priority Deed of Trust to secure the Obligations, (e) with respect to which the Agent has obtained the Collateral Documents described in Section 5.3, (f) with respect to which the Approved Appraised Value has been established, and (g) that is not encumbered by any Liens other than Permitted Liens.

         "Fixed Charge Coverage Ratio" means the ratio of (a) for the applicable period, the sum of (i) EBITDA less (ii) an amount equal to 4% of the aggregate of all amounts which, in accordance with GAAP, would be included as gross revenue on a consolidated statement of income of WHC and its Subsidiaries arising out of or related to hotel or restaurant operations (including, without limitation, gross revenues from the lease or licensing of space in any of the hotels or restaurants of WHC and its Subsidiaries), to (b) for the applicable period, the sum of (i) scheduled payments of principal on Indebtedness of WHC and its Subsidiaries (including the portion of payments on capitalized leases allocable to principal, but excluding (A) mandatory prepayments of the Loans required under Section 2.6, and (B) balloon payments made with the proceeds of Indebtedness permitted pursuant to Section 8.5), whether or not made, (ii) Interest Expense, (iii) Pro Forma Interest Expense, (iv) income and gross receipts taxes paid in cash or cash equivalents, (v) Pro Forma Taxes, (vi) dividends and distributions paid in cash or cash equivalents (including, without limitation, dividends paid on the Preferred Stock, but excluding distributions of cash made by the Borrower to WHC in an amount necessary to allow WHC to pay income and gross receipts taxes on the taxable income of the Borrower that is recognized by WHC for tax purposes and excluding distributions made by any of the direct or indirect Subsidiaries of the Borrower to the Borrower or by the Tier II LLCs to the Tier I LLCs), and (vii) payments made to redeem or otherwise acquire for value any partnership units of the Borrower or shares of capital stock of WHC or any warrants, rights or options to acquire such partnership units or shares.

         "Indemnification Agreements" means the indemnification agreements executed by WHC, the Borrower and/or their Subsidiaries in favor Agent as agent for the Lenders pursuant to Section 5.3, in a form designated by the Agent, together with all amendments thereto.

         "Interest Coverage Ratio" means the ratio of (a) EBITDA for the applicable period, to (b) the sum of (i) Interest Expense for the applicable period, (ii) Pro Forma Interest Expense for the applicable period, and (iii) dividends paid on the Preferred Stock.

         "LIBOR" means the LIBOR rate quoted by the Agent from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the Interest Period of a LIBOR Rate Loan, for the number of days comprised therein; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates offered to the Agent for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein.

         "Preferred Stock" means the Series A and Series B preferred stock issued by WHC as a portion of the consideration paid by WHC for the Red Lion Stock Purchase.

         "Prime Rate" means the prime rate announced by U.S. Bank from time to time, as and when such rate changes. Any change in the prime rate announced by U.S. Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Pro Forma Interest Expense" means Interest Expense that would have been incurred by WHC or any of its Subsidiaries on Indebtedness incurred in connection with any Acquisition during the applicable period if such Acquisition had been completed and such Indebtedness incurred on the first day of the applicable period. If such Indebtedness has a floating or formula rate of interest, for purposes of this definition, the implied rate of interest for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

         "Pro Forma Taxes" means income and gross receipts taxes that would have been payable in cash or cash equivalents during the applicable period by WHC and its Subsidiaries (including the acquired Person) on the net income and gross receipts of any Person acquired by WHC or any of its Subsidiaries in an Acquisition if such Acquisition had been completed on the first day of the applicable period.

         "Red Lion Purchase Agreement" has the meaning set forth in Recital B of the Third Amendment.

         "Red Lion Stock Purchase" has the meaning set forth in Recital B of the Third Amendment.

         "Security Agreements" means all security agreements heretofore or hereafter executed by the Borrower, WHC and the Subsidiaries and in favor the Agent as agent for the benefit of the Lenders in connection with the Initial Credit Agreement or this Agreement in forms designated by the Agent, together with all amendments and restatements of the foregoing.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, limited liability partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of WHC.

         "Third Amendment" means that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 21, 2001, and entered into among the Borrower, the Agent and the Required Lenders.

         2.3   OTHER INTERPRETIVE PROVISIONS

         Section 1.2(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               (h) Each reference hereunder to Subsidiaries is effective at such time and to the extent that any Person has existing Subsidiaries (as defined herein).

         2.4   MODIFICATION OF REFERENCE RATE TO PRIME RATE

         All references in the Credit Agreement and the other Loan Documents to the "Reference Rate" are hereby amended to constitute references to the "Prime Rate."

ARTICLE III.   MISCELLANEOUS CONSENTS AND AMENDMENTS

         3.1   USE OF PROCEEDS

         Section 7.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               The Borrower shall use the proceeds of the Loans for working capital, the WestCoast Acquisition, the Red Lion Stock Purchase, other Acquisitions permitted hereunder, funding operations, and other general business purposes not in contravention of any Requirement of Law or of any Loan Document; provided that all proceeds shall be used for the benefit of the Borrower.

         3.2   FURTHER ASSURANCES

         The introductory clause of Section 7.14(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               (d) Promptly upon any Person becoming after the date hereof a Subsidiary, the Borrower:

         3.3   CONSENT TO RED LION STOCK PURCHASE

         Pursuant to Section 8.4(d) of the Credit Agreement and subject to the terms and conditions set forth in this Amendment, the Required Lenders hereby approve the Red Lion Stock Purchase, provided that the Red Lion Stock Purchase is consummated in accordance with the terms and conditions of the Red Lion Purchase Agreement in the form provided by the Borrower to the Agent prior to the date of this Amendment.

         3.4   USE OF PROCEEDS

         Section 8.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               The Borrower shall not, and shall not suffer or permit WHC or any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to purchase or redeem any stock, partnership units or other equity interest of the Borrower or WHC; provided that Loan proceeds may be used to redeem Preferred Stock to the extent that WHC is not precluded from redeeming Preferred Stock by the provisions of this Agreement (including, without limitation, Section 8.10), (c) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (d) to extend credit for the purpose of purchasing or carrying any Margin Stock, (e) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or
         (f) to finance or refinance the acquisition of any interest in real property that is not used primarily in the hospitality business or the acquisition of any Person whose primary business is not the hospitality business except as otherwise approved by the Required Lenders and confirmed in writing by the Agent; provided that Loan proceeds may be used to finance the acquisition by the Borrower of nonoperating real property for an acquisition price not to exceed (i) $500,000 for any individual parcel of real property, or (ii) $1,500,000 in the aggregate after January 1, 2000.

         3.5   RESTRICTED PAYMENTS

         Section 8.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               The Borrower shall not, and shall not suffer or permit WHC or any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership units or other ownership interests (as the case may be), or purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership units or other ownership interests (as the case may be) or any warrants, rights or options to acquire such shares or partnership units, now or hereafter outstanding; except that (a) WHC or the Borrower may declare and make dividend payments or other distributions payable solely in its common stock or partnership units (as the case may be), (b) the Borrower may make distributions to its partners in an amount necessary to allow WHC to pay income and gross receipts taxes on the taxable income of the Borrower that is recognized by its partners for tax purposes, provided that (i) at the time of making the distribution there exists no Event of Default and (ii) after giving effect to any proposed distribution, there would not exist any Event of Default, (c) WHC and the Borrower may pay dividends and distributions to their shareholders or partners (as the case may be) or purchase or redeem shares of capital stock or partnership units (as the case may be), provided that (i) at the time of making the dividend, distribution, purchase or redemption payment there exists no Event of Default, (ii) after giving effect to the proposed payment, there would not exist an Event of Default, (iii) as of the end of the fiscal quarter of WHC immediately prior to the date of the proposed payment for the four fiscal quarters then ended and as of the end of the fiscal quarter of WHC in which the date of the proposed payment is to be made for the four fiscal quarters then ended, the Funded Debt Ratio shall be less than 3.50:1.00, and (iv) after giving effect to the proposed payment, the Capitalization Ratio would not exceed 0.50:1.00, (d) WHC may pay regularly scheduled dividends on the Preferred Stock to the holders thereof, provided that (i) at the time of making any such dividend payment there exists no Event of Default and (ii) after giving effect to the proposed payment, there would not exist an Event of Default, (e) WHC may issue stock to partners of the Borrower in exchange for partnership units of the Borrower, and (f) any Subsidiary other than the Borrower may pay dividends and make distributions to WHC or to any Subsidiary that owns and controls more than 50% of the voting stock, membership interests or other equity interests of the Person paying the dividend or making the distribution.

         3.6   FINANCIAL COVENANTS

         Section 8.14(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               (f) As of the end of each fiscal quarter, the aggregate amount of gross assets reflected on the WHC's balance sheet attributable to Persons other than the Borrower and other wholly owned and controlled Subsidiaries of WHC shall not exceed 10% of the aggregate amount of gross assets reflected on the WHC's balance sheet.

         3.7   ERISA EVENT OF DEFAULT

         Section 9.1(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               (h) (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower, WHC or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) the Borrower, WHC or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

ARTICLE IV.    CONDITIONS PRECEDENT

         The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled:

         (A)   CREDIT AGREEMENT AND NOTE

         The Agent shall have received this Amendment duly executed by the Borrower, WHC, the Subsidiaries that are a party hereto, the Agent and the Required Lenders.

         (B)   RESOLUTIONS; INCUMBENCY

         The Agent shall have received, in a form acceptable to the Agent:

               (i) Copies of the resolutions of the board of directors or other governing body of the Borrower, WHC, Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Borrower, WHC, Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Borrower, WHC, Red Lion Hotels, Inc., Red Lion Properties, Inc. and such other Subsidiaries authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by them hereunder.

         (C)   ORGANIZATION DOCUMENTS; GOOD STANDING

         The Agent shall have received each of the following documents:

               (i) the Organization Documents of the Borrower, WHC, Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document, certified by the Secretary or Assistant Secretary of the Borrower, WHC, Red Lion Hotels, Inc., Red Lion Properties, Inc. and such other Subsidiaries as of the Closing Date;

               (ii) a good standing certificate for the Borrower, WHC, Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of organization; and

               (iii) a Revised Article 9 certificate for the Borrower, WHC, Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document in the form designated by the Agent.

         (D)   LEGAL OPINIONS

         The Agent shall have received an opinion of counsel to the Borrower and WHC and each Subsidiary party to any Loan Document as in effect on the date of the consummation of the Red Lion Stock Purchase, addressed to the Agent and the Lenders, in a form acceptable to the Agent.

         (E)   LOAN FEE LETTER

         The Agent shall have received, duly executed by the Borrower, a loan fee letter in the form designated by the Agent.

         (F)   ADDITIONAL ELIGIBLE REAL PROPERTY

         The Agent shall have received evidence satisfactory to the Agent that all of the conditions for the seven hotel properties owned by Red Lion Hotels, Inc. and the two hotel properties owned by Red Lion Properties, Inc. to constitute Eligible Real Property have been satisfied.

         (G)   OTHER COLLATERAL DOCUMENTS

         The Agent shall have received the following Collateral Documents, duly executed by the Borrower, WHC and the Subsidiaries (as the case may be), in forms designated by the Agent:

               (i) amendments to all Deeds of Trust heretofore executed and delivered to the Agent, which amendments shall be substantially in the form designated by the Agent;

               (ii) the issuance of such endorsements to each Title Insurance Policy heretofore issued in connection with the Deeds of Trust as the Agent deems necessary in its sole discretion, issued by a title insurance company reasonably acceptable to the Agent, dated as of the date of the recording of the amendment to each Deed of Trust, and in a form acceptable to the Agent;

               (iii) a guaranty of the Obligations from each of Red Lion Hotels, Inc. and Red Lion Properties, Inc. in the form designated by the Agent;

               (iv) a security agreement from each of Red Lion Hotels, Inc. and Red Lion Properties, Inc. in form designated by the Agent, granting a security interest in all of such Person's assets (other than their leasehold interests in leases of real property) in favor of the Agent for the benefit of the Lenders, in the form designated by the Agent;

               (v) to the extent not previously provided to the Agent, a pledge agreement from each of the Borrower, WHC and each other Subsidiary (including, without limitation, Red Lion Hotels, Inc.) that owns any Subsidiary pledging in favor of the Agent for the benefit of the Lenders as security for the Obligations, all of capital stock and other ownership interests in Subsidiaries, in the form designated by the Agent, together with certificates evidencing all of the issued and outstanding shares of capital stock (or other evidence of beneficial ownership) of each such Subsidiary, together with undated stock powers (or similar instruments of transfer) owned by such Persons duly executed in blank and appropriately completed Uniform Commercial Code financing statements, if applicable, with respect thereto (or, if any such shares of capital stock (or other evidence of beneficial ownership) are not represented by certificates, confirmation and evidence satisfactory to the Agent that the security interest in such shares (or other such evidence) has been transferred and/or registered in accordance with the laws of the applicable jurisdictions so as to create a valid first-priority perfected security interest therein for the benefit of the Agent and the Lenders);

               (vi) acknowledgment copies of all UCC financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Lenders, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Lenders in accordance with applicable law;

               (vii) written advice relating to such lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (viii) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants, franchisors, licensors and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent or any Lender;

               (ix) evidence that all other actions necessary or, in the opinion of the Agent or the Lenders, desirable, to perfect and protect the first priority security interest created by the Collateral Documents and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken; and

               (x) amended and restated security agreements in the form designated by the Agent from the Borrower, WHC and each of the other Subsidiaries from which the Agent has previously received Security Agreements; provided that at the discretion of the Agent, the Agent may not require such amended and restated security agreements until after the consummation of the Red Lion Stock Purchase, in which case, the Borrower shall and shall cause WHC and each such other Subsidiary to execute and deliver such Collateral Documents within five days of request by the Agent.

         (H)   INSURANCE POLICIES

         The Agent shall have received lenders' payable endorsements and insurance certificates with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower in accordance with Section 7.6.

         (I)   CERTIFICATE

         The Agent shall have received a certificate signed by a Responsible Officer, dated as of the date of consummation of the Red Lion Stock Purchase, stating that:

               (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of such date, as though made on and as of such date after giving effect to the Red Lion Stock Purchase and the requested Loans to finance the Red Lion Stock Purchase;

               (ii) no Default or Event of Default exists or would result from the consummation of the Red Lion Stock Purchase and making the requested Loans to finance the Red Lion Stock Purchase;

               (iii) there has occurred since September 30, 2001, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

               (iv) the Borrower shall be in compliance with the Financial Covenants on a pro forma basis as though the Red Lion Stock Purchase and the requested Loans to finance the Red Lion Stock Purchase had been made one year prior to the actual consummation thereof. The Borrower shall have also provided to the Agent with pro forma financial statements in a form acceptable to the Agent confirming pro forma compliance with the Financial Covenants. In addition, within 15 days of the date of the consummation of the Red Lion Stock Transaction, the Borrower shall provide the Agent with copies of its Independent Auditor's examination of such pro forma financial statements.

         (J)   COMPLIANCE CERTIFICATE

         The Agent shall have received a pro forma Compliance Certificate signed by a Responsible Officer, dated as of the date that the Red Lion Stock Purchase is to be consummated.

         (K)   RED LION STOCK PURCHASE

         The Agent shall have received evidence acceptable to the Agent that concurrently with the advance to the Borrower under the Loans to finance the Red Lion Stock Purchase, WHC will have completed Red Lion Stock Purchase for the benefit of the Borrower on the terms and conditions set forth in the Red Lion Purchase Agreement.

         (L)   NOTICE OF BORROWING; REIMBURSEMENT AGREEMENT

         The Agent shall have received a Notice of Borrowing executed by the Borrower.

         (M)   OTHER DOCUMENTS

         The Agent shall have received such other approvals, opinions, documents or materials as the Agent or any Lender may request.

         (N)   PAYMENT OF INDEBTEDNESS

         The Agent shall have received evidence that all Indebtedness of Red Lion Hotels, Inc. and its Subsidiary that is not permitted by Section 8.5 has been paid in full or will be paid in full concurrently with the consummation of the Red Lion Stock Purchase and that all commitments to Red Lion Hotels, Inc. and its Subsidiary to provide Indebtedness have been canceled.

ARTICLE V.   GENERAL PROVISIONS

         5.1   REPRESENTATIONS AND WARRANTIES

         (A)   EXISTING REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Lenders that as of the date of this Amendment, there exists no Default or Event of Default and after giving effect to the Red Lion Stock Purchase and requested Loans to finance the Red Lion Stock Purchase there would exist no Default or Event of Default. All representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment and after giving effect to the Red Lion Stock Purchase and requested Loans to finance the Red Lion Stock Purchase would be true and correct. The Borrower acknowledges and agrees that all of the Borrower's Indebtedness to the Lenders under the Credit Agreement is payable without offset, defense or counterclaim.

         (B)   ADDITIONAL REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Lenders that:

               (I) EXISTENCE AND POWER

               Each of Red Lion Hotels, Inc. and Red Lion Properties, Inc.:

               (A) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (B) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligation under the Loan Documents;

               (C) is duly qualified as a foreign entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

               (D) is in compliance with all Requirements of Law; except, in each case referred to in clause (C) or clause (D), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               (II) AUTHORIZATION; NO CONTRAVENTION

               The execution, delivery and performance by Red Lion Hotels, Inc. and Red Lion Properties, Inc. of the Loan Documents to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

               (A) contravene the terms of any of that Person's Organization Documents;

               (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

               (C) violate any Requirement of Law.

               (D) Governmental Authorization

               No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Red Lion Hotels, Inc. and Red Lion Properties, Inc. of the Loan Documents to which they are parties.

               (III) BINDING EFFECT

               Each Loan Document to which Red Lion Hotels, Inc. and Red Lion Properties, Inc. is a party constitute the legal, valid and binding obligations of Red Lion Hotels, Inc. and Red Lion Properties, Inc. to the extent each such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

               (IV) PRO FORMA FINANCIAL STATEMENTS

               To the best of the Borrower's knowledge after due investigation, the pro forma financial statements provided to the Agent pursuant to
         Article IV(i)(iv) fairly present the financial condition of the WHC and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby, based upon the assumption that the Red Lion Stock Purchase was completed.

               (V) SUBSIDIARIES

               The Borrower and WHC have no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.1 hereto and have no equity investments in any other Person other than those specifically disclosed in Schedule 5.1.

               (VI) SOLVENCY

               The Borrower, WHC and each of their Subsidiaries are Solvent as of the date of this Amendment and upon consummation of the Red Lion Stock Purchase and the making of the Loans to finance the Red Lion Stock Purchase, the Borrower, WHC and each of their Subsidiaries (including Red Lion Hotels, Inc. and Red Lion Properties, Inc.) will be Solvent.

               (VII) NO LIENS

               Upon consummation of the Red Lion Stock Purchase and the making of the Loans to finance the Red Lion Stock Purchase, each of Red Lion Hotels, Inc. and Red Lion Properties, Inc. will own its assets free and clear of all Liens other than the Permitted Liens.

         5.2   SECURITY

         All Loan Documents evidencing the Agent's security interest in the Collateral on behalf of the Lenders shall remain in full force and effect, and shall continue to secure, without change in priority, the payment and performance of the Loans and all other secured obligations of the Borrower to the Agent on behalf of the Lenders.

         5.3   SURVIVAL OF LOAN DOCUMENTS

         The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of the Borrower's obligations under the Credit Agreement have been satisfied in full.

         5.4   PAYMENT OF FEES

         Within five Business Days of demand by the Agent, the Borrower shall pay directly or reimburse the Agent (as the case may be) for all Attorney Costs and other expenses in accordance with the provisions of Section 12.4 of the Credit Agreement. On January 2, 2002, the Borrower shall pay the Agent the loan modification fee provided for the fee letter referenced in Article IV(e) of this Amendment.

         5.5   CONSENT OF GUARANTORS

         By execution of this Amendment, each of WHC and the Subsidiaries that have executed and delivered to the Agent guaranties, security agreements and other loan documents consents to this Amendment and reaffirms its obligations under its respective guaranty, security agreement and each of the other Loan Documents to which it is a party.

         5.6   COUNTERPARTS

         This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

         5.7   STATUTORY NOTICE

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the Borrower, the Agent, and the Lenders have caused this Amendment to be duly executed by the respective, duly authorized signatories as of the date first above written.

                                    WESTCOAST HOSPITALITY, LIMITED PARTNERSHIP

                                    By: WestCoast Hospitality Corporation,
                                        General Partner

                                        By
                                          ----------------------------------
                                        Title
                                             -------------------------------



                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Agent

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------



                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as a Lender

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------



                                    BANK OF SCOTLAND

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------



                                    BANK LEUMI USA

                                    By
                                         -----------------------------------
                                    Title
                                          ----------------------------------

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------



                                    COLUMBIA STATE BANK

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------



                                    STERLING SAVINGS BANK

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------



                                    COMERICA BANK CALIFORNIA

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------



                                    PACIFIC NORTHWEST BANK

                                    By
                                        ------------------------------------
                                    Title
                                          ----------------------------------

         Each of the undersigned (a) acknowledges that it has reviewed and approved this Amendment, (b) reaffirms its obligations under its respective guaranty and the other Loan Documents to which it is a party and (c) agrees to the addition of the following provisions to its guaranty:

         13.11 RIGHT OF SETOFF

         In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Guarantor, any such notice being waived by Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Guaranty or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Guarantor and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         13.12 JURY WAIVER

         GUARANTOR, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,

SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.



                                        WESTCOAST HOSPITALITY CORPORATION

                                        By
                                           ---------------------------------
                                        Title
                                              ------------------------------



                                        WESTCOAST HOTELS, INC.

                                        By
                                           ---------------------------------
                                        Title
                                              ------------------------------




                                        TICKETSWEST.COM, INC.

                                        By
                                           ---------------------------------
                                        Title
                                              ------------------------------